COMMON STOCK	COMMON STOCK

LSO

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON	SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS CUSIP 53223M 10 1

This Certifies that

is the record holder of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE OF
transferable on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

LIGHT SCIENCES ONCOLOGY, INC.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preference and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

     The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TENCOM-	as tenants in common
TENENT-	as tenants by the entireties
JTTEN-	as joint tenants with
right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors
Act

(State)
UNIF TRF MIN ACT-		Custodian (until age		)

	(Cust)	Under Uniform Transfers

(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,	hereby sell, assign and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER (IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the Common Stock represented by the within Certificate, and do(es) hereby inevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated		X

X

NOTICE: THE SIGNATURE TO “HIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(s) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.